Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

UNITED INDUSTRIES’ UNITED PET GROUP

EXPANDS PRODUCTS PORTFOLIO WITH FIRSTRAX ACQUISITION

Adds NOZTONOZ® and PETNATION® brands of portable dog houses, collapsible containment systems, bedding, and toys

ST. LOUIS, Jan. 31, 2005 – United Industries Corporation today announced that its pet supplies and products division, United Pet Group, has completed the acquisition of Firstrax, a privately held marketer of portable dog houses, collapsible animal containment systems, pet bedding, and toys.  Terms of the transaction were not disclosed.

Firstrax, based in Aliso Viejo, California, distributes its products throughout the United States and in several international countries under two brands — NOZTONOZ® and PETNATION®.  The NOZTONOZ brand, or N2N, represents products created and distributed for the pet specialty retail industry.  The PETNATION brand represents products distributed through general mass-market retailers and club stores.  Firstrax generated annual sales of more than $20 million in 2004.

“The founders of Firstrax and their management team have created a dynamic business with an enviable record of bringing new, innovative products to market,” said John Heil, chief executive officer of United Pet Group.  “Their attractive product portfolio and expertise in this area of pet supplies will bolster our strategy of growing our product pipeline for pet supplies retailers.”

United Industries entered the rapidly expanding consumer pet supplies category with the July 2004 acquisition of United Pet Group – a significant step in United Industries’ strategy of expanding and diversifying its products portfolio.

Bob Caulk, chairman and chief executive officer of United Industries said, “The acquisition of Firstrax is the continuation of our strategy to acquire businesses that expand the depth and breadth of our pet supplies product lines.  We are very excited about Firstrax and its management team joining the United family.”

About United Industries

United Industries operates three divisions:

•                  Based in Cincinnati, United Pet Group (www.unitedpetgroup.com) is a leading manufacturer and marketer of premium pet supplies and products for dogs, cats, fish, birds, and small animals.  UPG’s products are sold under a number of brand names, including Eight in One®, Nature’s Miracle®, Dingo®, Lazy Pet®, Marineland®, Perfecto®, Aquarium Systems®, and Jungle Talk®.  Since 1997, UPG has acquired eight companies in the pet supplies industry.

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•                  Spectrum Brands (www.spectrumbrands.com) is the leading manufacturer and marketer of value-oriented products for the consumer lawn and garden care and household pest control segments in North America.  The company’s household brands include Hot Shot®, Cutter® and Repel®.  The company’s lawn and garden brands include Spectracide®, Garden Safe®, and Real-Kill® in the controls category, as well as Sta-Green®, Vigoro®, Schultz™, Peters®, Bandini®, and Best® brands in the lawn and garden fertilizer and organic growing media categories.

•                  Nu-Gro manufactures and markets category-leading brands such as Wilson®, CIL®, Golf-Green®, and Green Earth® and is a leading global supplier of slow release nitrogen and other fertilizer technologies under brand names such as Nitroform® and Nutralene®.

Founded in 1969, United Industries is headquartered in St. Louis, Missouri.

(Bloomberg Symbol:  14496Z)

Certain statements in this press release regarding the Company’s business, with the exception of historical facts, may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21G of the Securities Exchange Act of 1934, as amended, which involve risks and uncertainties, many of which are beyond the Company’s control. When, and if, used herein, the words “will,” “should,” “believe,” “plan,” “preliminary,” “may,” “strategies,” “goals,” “anticipate,” “indicate,” “intend,” “determine,” “estimate,” “expect,” “project” and similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements apply only as of the date they are disclosed and are based on the Company’s expectations at that time. Actual results could differ materially from these statements as a result of weather conditions, retailer line item reviews, the loss of customers or product listings, changes in external competitive market factors, unanticipated changes in the financial performance of the Company, its customers, its industry or the economy in general, unexpected accounting charges, public perception regarding the safety of its products, as well as various other factors described in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake any obligation to update or revise publicly any forward-looking statements made by the Company or on its behalf, whether as a result of new information, future events or otherwise. Although the Company believes that its plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved.

Media Contact:	Daniel J. Johnston
United Industries Corporation
(314) 427-0780
ir@spectrumbrands.com

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